N-SAR EXHIBIT 77C

OPPENHEIMER EMERGING MARKETS DEBT FUND
SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Emerging Markets Debt Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in (Proposal No. 2) and (Proposal No. 3) were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                                   For                                Withheld

Trustees

William L Armstrong                                           5,202,389                                187,930
Edward L. Cameron                                             5,202,389                                187,930
Jon S. Fossel                                                        5,202,389                                187,930
Sam Freedman                                                     5,201,397                                188,922
Richard F. Grabish                                               5,203,047                                187,273
Beverly L. Hamilton                                            5,202,389                                187,930
Robert J. Malone                                                 5,202,389                                187,930
F. William Marshall, Jr.                                      5,202,389                                187,930
Victoria J. Herget                                                5,203,047                                187,273
Karen L. Stuckey                                                5,203,047                                187,273
James D. Vaughn                                               5,202,389                                187,930
William F. Glavin, Jr.                                          5,203,047                                187,273

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
3,128,950                              94,122                                52,538                                2,114,709

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
3,149,421                              70,158                                56,031                                2,114,709

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
3,136,027                              94,122                                45,461                                2,114,709

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
3,136,027                              94,122                                45,461                                2,114,709

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
3,136,027                              94,122                                45,461                                2,114,709

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
3,139,520                              90,629                                45,461                                2,114,709

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
3,133,950                              72,926                                68,735                                2,114,709